                                                                    Exhibit 10.4

                            STOCKHOLDERS' AGREEMENT,

                                   DATED AS OF

                                  MAY 14, 1999

                                  BY AND AMONG

                               ALEC HOLDINGS, INC.

                                       AND

                              THE INVESTORS LISTED
                          ON THE SIGNATURE PAGES HERETO

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I     DEFINITIONS.................................................   2

ARTICLE II    RESTRICTIONS ON TRANSFERS OF STOCK..........................   7

        2.1   General Limitation on Transfers.............................   7
              2.1.1  Transfers Generally..................................   7
              2.1.2  Recordation..........................................   7
              2.1.3  Obligations of Transferees...........................   7
              2.1.4  Transfers to Competitors.............................   7

        2.2   Compliance with Securities Laws.............................   8

        2.3   Permitted Transfers.........................................   8
              2.3.1  FPC Transfers........................................   8
              2.3.2  Management Investors.................................   8
              2.3.3  Permitted Transferees................................   9
              2.3.4  Transfer by Permitted Transferees....................   9
              2.3.5  Other Transfer Restrictions..........................   9

        2.4   Tag-Along Rights............................................   9
              2.4.1  Sale Notice..........................................   9
              2.4.2  Tag-Along Election...................................  10
              2.4.3  Seller's Rights to Transfer..........................  10

        2.5   Drag-Along Right............................................  11
              2.5.1  Exercise.............................................  11
              2.5.2  Sale Agreement.......................................  11
              2.5.3  No Liability.........................................  12

        2.6   Additional Provisions Relating to Restrictions on Transfers   12
              2.6.1  Legends..............................................  12
              2.6.2  Copy of Agreement....................................  13
              2.6.3  Termination of Restrictions..........................  13

ARTICLE III   REGISTRATION RIGHTS.........................................  13

        3.1   Piggyback and Demand Registrations..........................  13
              3.1.1  Piggyback Registrations..............................  13
              3.1.2  Demand Registrations.................................  14
              3.1.3  Expenses.............................................  15
              3.1.4  Priority in Piggyback and Demand Registrations.......  15
              3.1.5  Underwriting Requirements............................  15

        3.2   Registration Procedures.....................................  16

        3.3   Indemnification.............................................  18

        3.4   Holdback Agreement..........................................  22

        3.5   Deferral....................................................  23

ARTICLE IV    MANAGEMENT INVESTORS' PUTS AND CALLS........................  23

        4.1   Call Rights.................................................  23

        4.2   Put Rights..................................................  24

ARTICLE V     MISCELLANEOUS...............................................  25

        5.1   Effectiveness; Term.........................................  25

        5.2   No Voting or Conflicting Agreements.........................  25

        5.3   Composition of the Board of Directors.......................  26

        5.4   Approval of Stock Incentive Plan by Stockholders............  26

        5.5   Specific Performance........................................  26

        5.6   Notices.....................................................  26

        5.7   Successors and Assigns......................................  26

        5.8   Recapitalizations and Exchanges Affecting Common Stock......  27

        5.9   Governing Law...............................................  27

        5.10  Descriptive Headings, Etc...................................  27

        5.11  Amendment...................................................  27

        5.12  Severability................................................  27

        5.13  Further Assurances..........................................  28

        5.14  Complete Agreement; Counterparts............................  28

        5.15  Approval of Management Agreement by Stockholders............  28

        5.16  Certain Transactions........................................  28

        5.17  No Third Party Beneficiaries................................  28

                             STOCKHOLDERS' AGREEMENT

            STOCKHOLDERS' AGREEMENT, dated as of May 14, 1999 (the "Agreement"), by and among ALEC HOLDINGS, INC., a Delaware corporation (the "Company"), FOX PAINE CAPITAL FUND, L.P., a Delaware limited partnership (the "Fund"), FPC INVESTORS, L.P., a Delaware limited partnership ("FPC Investors" and, together with the Fund and the Co-Investors, "FPC"), ALEC COINVESTMENT FUND I, LLC, a Delaware limited liability company ("Fund I"), ALEC COINVESTMENT FUND II, LLC, a Delaware limited liability company ("Fund II"), ALEC COINVESTMENT FUND III, LLC, a Delaware limited liability company ("Fund III"), ALEC COINVESTMENT FUND IV, LLC, a Delaware limited liability company ("Fund IV"), ALEC COINVESTMENT FUND V, LLC, a Delaware limited liability company ("Fund V"), ALEC COINVESTMENT FUND VI, LLC, a Delaware limited liability company ("Fund VI" and together with Fund I, Fund II, Fund III, Fund IV and Fund I, the "Co-Investors"), DLJ INVESTMENT PARTNERS, L.P., DLJ INVESTMENT FUNDING, INC., DLJ ESC II L.P., (collectively, "DLJ"), CHAMER CORPORATION, an Alaska corporation, Charles E. Robinson, James H. Huesgen, Michael E. Holmstrom, Wayne P. Graham and Wesley E. Carson (such individuals together with any additional individuals listed as such on the signature page hereto, collectively, being the "Management Investors", and, together with DLJ, the "Other Investors"). Employees, directors, consultants and certain other Persons (as defined below) having significant business relationships with the Company and its Affiliates (as defined below) may be issued shares of Common Stock (as defined below) (or other equity securities of the Company) or securities convertible into or exchangeable for Common Stock (or other equity securities of the Company) subject to the terms of this Agreement and, if so issued, the Company, without the consent of any other party hereto, may amend this Agreement to allow any such Person the Company so chooses to become an additional Management Investor hereunder, subject to such Person becoming a signatory to this Agreement. The parties hereto (other than the Company) and any other Person who shall hereafter acquire shares of Common Stock of the Company (or other equity securities of the Company) or securities convertible into or exchangeable for Common Stock (or other equity securities of the Company) pursuant to the provisions of, and/or subject to the restrictions and rights set forth in, this Agreement (including through participation in certain Company stock or option plans) are sometimes hereinafter referred to individually as a "Stockholder" or collectively as the "Stockholders."

                                    RECITALS

            WHEREAS, the Company, as of the Effective Date (as defined herein), will have an authorized capital stock consisting of 40,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), each share of which is entitled to one vote on all stockholder matters as more specifically provided in the certificate of incorporation of the Company (the "Certificate"), and of which 20,082,871 shares will be issued and outstanding immediately after the Effective Date. In addition, the Company will have reserved, as of the Effective Date, 3,410,486 shares of Common Stock for issuance pursuant to the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan") and 828,261 shares of Common Stock for issuance upon exercise of Warrants (as defined below) pursuant to the Warrant Agreement (as defined below).

            WHEREAS, CenturyTel of the Northwest, Inc. and CenturyTel Wireless, Inc. and ALEC Acquisition Corporation, a subsidiary of the Company ("ALEC"), have entered into the Purchase Agreement, dated as of August 14, 1998, as amended (the "Century Purchase Agreement"), pursuant to which ALEC has agreed to acquire 100% of the outstanding capital stock (the "Century Acquisition") of Telephone Utilities of Alaska, Inc., Telephone Utilities of the Northland, Inc., PTI Communications of Alaska, Inc., Pacific Telecom Cellular of Alaska, Inc. and Pacific Telecom Cellular of Alaska PCS, Inc.

            WHEREAS, the Municipality of Anchorage and Alaska Communications Systems, Inc., a subsidiary of the Company ("ACS"), have entered into an Asset Purchase Agreement, dated as of October 20, 1998 (the "ATU Purchase Agreement" and together with the Century Purchase Agreement, the "Acquisition Agreements"), pursuant to which ACS, has agreed to acquire the assets and certain of the liabilities of the Anchorage Telephone Utility (the "ATU Acquisition" and, together with the Century Acquisition, the "Acquisitions").

            WHEREAS, in connection with the Acquisitions, the Company entered into employment agreements (the "Employment Agreements") and/or option agreements ("Option Agreements") with certain Management Investors, that provide for, among other things, the grant of Options to such Management Investors.

            WHEREAS, in connection with the issuance by the Company of its Discount Debentures due 2011, the Company has entered into a warrant agreement with DLJ (the "Warrant Agreement") that provides for, among other things, the issuance of Warrants (as defined herein) to DLJ.

            WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock which the parties hereto own or may hereafter acquire, and to provide for certain rights and obligations in respect thereof as hereinafter provided.

            NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the meanings ascribed to them below:

            "Acquisition Agreements" shall have the meaning ascribed to it in the Recitals hereof.

            "Affected Holders" shall have the meaning ascribed to it in Section
5.11 hereof.

            "Affiliate" of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person.

            "Agreement" shall have the meaning ascribed to it in the Introduction hereof.

            "ATU Acquisition" shall have the meaning ascribed to it in the Recitals hereof.

            "ATU Purchase Agreement" shall have the meaning ascribed to it in the Recitals hereof.

            "Board" shall mean the Board of Directors of the Company.

            "Buy-Out Note" shall mean an unsecured promissory note of the Company, or a direct or indirect subsidiary thereof, which shall have a stated maturity of (a) five (5) years or (b) if at the end of such period there exists, or payment of such note would result in, an event of default (or an event which with notice or lapse of time or both would constitute an event of default) under any of the agreements relating to the financing of the transactions contemplated by the Acquisition Agreements (or any refinancing thereof), the first date on which such event of default ceases to exist, shall accrue interest at seven (7) percent per annum, shall be prepayable at the option of the Company or such subsidiary at any time, in whole or in part, at its principal amount plus any accrued and unpaid interest, shall provide for the reimbursement of reasonable expenses incurred by the holder to enforce the note and shall accelerate upon the earlier of a Change of Control or the consummation of an IPO.

            "By-Laws" shall have the meaning ascribed to it in Section 5.13 hereof.

            "Century Acquisition" shall have the meaning ascribed to it in the Recitals hereof.

            "Century Purchase Agreement" shall have the meaning ascribed to it in the Recitals hereof.

            "Certificate" shall have the meaning ascribed to it in the Recitals hereof.

            "Change of Control" shall mean (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than FPC and its Affiliates of a majority of the outstanding voting stock of the Company or (2) the sale of or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person or group of Persons, other than to a Person (or group of Persons) a majority of the outstanding voting stock (or other interests) of which are beneficially owned by FPC and its Affiliates.

            "Claims" shall mean losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened).

            "Co-Investors" shall have the meaning ascribed to it in the Introduction hereof.

            "Common Stock" shall have the meaning ascribed to it in the Recitals hereof.

            "Company" shall have the meaning ascribed to it in the Introduction hereof.

            "Cost Per Share" shall mean $6.1542; provided that, with respect to any shares of Common Stock (i) issued or sold by the Company following the Effective Date, the Cost Per Share shall be equal to the actual cost paid for such shares or (ii) granted as Restricted Stock or otherwise for non-cash consideration, the Cost Per Share shall be an amount agreed upon between the acquiring stockholder and the Company as of the date of such grant.

             "Demand Registration" shall have the meaning ascribed to it in
Section 3.1.2 hereof.

            "DLJ" shall have the meaning ascribed to it in the Introduction hereof.

            "Drag-Along Right" shall have the meaning ascribed to it in Section
2.5.1 hereof.

            "Drag-Along Seller" shall have the meaning ascribed to it in Section
2.5.2 hereof.

            "Effective Date" shall have the meaning ascribed to it in Section 5.1(a) hereof.

            "Employment Agreements" shall have the meaning ascribed to it in the Recitals hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean fair value as reasonably determined by the Board in light of all circumstances.

            "Fox Paine" shall have the meaning defined in Section 5.15.

            "FPC" shall have the meaning ascribed to it in the Introduction hereof.

            "FPC Investors" shall have the meaning ascribed to it in the Introduction hereof.

            "IPO" shall mean an underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to the Company of at least $50 million.

            "Management Investors" shall have the meaning ascribed to it in the Introduction hereof.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

            "Offer Shares" shall have the meaning ascribed to it in Section
2.4.1.

            "Offeree Stockholders" shall have the meaning ascribed to it in
Section 2.4.1.

            "Options" shall mean options to purchase shares of Common Stock from the Company, whether granted pursuant to the Stock Incentive Plan or otherwise.

            "Option Agreement" shall have the meaning ascribed to it in the recitals hereof.

            "Other Investors" shall have the meaning ascribed to it in the Introduction hereof.

            "Permitted Transferee" shall have the meaning ascribed to it in Sections 2.3.3 and 2.3.4 hereof.

            "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

            "Piggyback Notice" shall have the meaning ascribed to it in Section
3.1.1 hereof.

            "Piggyback Registration" shall have the meaning ascribed to it in
Section 3.1.1 hereof.

            "Proposed Transferee" means a Person or group as defined in Section 13(d)(3) of the Exchange Act, other than any of the Stockholders or their Affiliates (whether any such Affiliate is such prior to or upon consummation of the proposed Transfer, but not solely by virtue of becoming a party to this Agreement), to whom Common Stock is proposed to be Transferred pursuant to the terms of Section 2.4.3(a) or 2.5 of this Agreement.

            "Registrable Securities" shall mean the shares of Common Stock; provided, however, as to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) such securities shall have ceased to be outstanding (and, in the case of shares of Common Stock underlying Options granted under the Stock Incentive Plan, underlying Warrants granted under the Warrant Agreement, or underlying Options or Warrants granted otherwise, such shares of Common Stock shall have ceased to be outstanding after issuance pursuant to the exercise of such options or warrants), or (v) in the case of shares of Common Stock held by a Management Investor, such securities shall have been transferred to any Person other than a Management Investor or a Permitted Transferee.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article III of this Agreement, including without limitation, (i) all SEC and stock exchange or the NASD registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for the Company and of the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by the Stockholders (if FPC is one of the selling Stockholders, such counsel to be selected by FPC) as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if the Company elects to obtain such insurance).

            "Restricted Stock" shall have the meaning ascribed to it in the Stock Incentive Plan.

            "Rule 144" shall mean Rule 144 under the Securities Act.

            "Sale Notice" shall have the meaning ascribed to it is Section
2.4.1.

            "SEC" shall mean the Securities and Exchange Commission.

            "Section 3.1 Sale Number" shall have the meaning ascribed to it in
Section 3.1.4 hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Stock Incentive Plan" shall have the meaning ascribed to it in the Recitals hereof.

            "Subsidiary Dividend" shall have the meaning ascribed to it in
Section 4.1 hereof.

            "Tag-Along Right" shall have the meaning ascribed to it in Section 2.4.3(a) hereof.

            "Tag-Along Seller" shall have the meaning ascribed to it in Section 2.4.3(b) hereof.

            "Tag-Along Shares" shall have the meaning ascribed to it in Section
2.4.2 hereof.

            "Transfer" shall mean to sell, assign, pledge or encumber or otherwise transfer or convey, directly or indirectly, whether or not for consideration.

            "Transferee" shall mean any Person to whom a Transfer is made, regardless of the method of Transfer.

            "Transferor" shall mean any Person by whom a Transfer is made, regardless of the method of Transfer.

            "Violation" shall have the meaning ascribed to it in Section 3.3(a) hereof.

            "Warrant Agreement" shall have the meaning ascribed to it in the recitals hereof.

            "Warrants" shall mean warrants to purchase shares of Common Stock from the Company, whether granted pursuant to the Warrant Agreement or otherwise.

                                   ARTICLE II

                       RESTRICTIONS ON TRANSFERS OF STOCK

            2.1 General Limitation on Transfers.

            2.1.1 Transfers Generally. (a) Any Management Investor may, at any time prior to an IPO, Transfer any shares of Common Stock in accordance with
Section 2.3, 2.4 or 2.5 or pursuant to a Piggyback Registration and only in accordance with such provisions and any Transfer by any Management Investor of any shares of Common Stock owned as of the date hereof or hereafter acquired not in accordance with such provisions shall be null and void.

            (b) As used in this Agreement, Common Stock shall include any shares of Restricted Stock of the Company granted to Management Investors; provided, however, that to the extent the Transfer thereof is otherwise prohibited or restricted, no rights to Transfer, including pursuant to Section 2.4 or Article III, shall be granted hereunder.

            2.1.2 Recordation. The Company shall not record upon its books any Transfer of shares of Common Stock held or owned by any of the Other Investors to any other Person except Transfers in accordance with this Agreement.

            2.1.3 Obligations of Transferees. No Transfer of shares of Common Stock by an Other Investor otherwise permitted pursuant to this Agreement (other than pursuant to a Piggyback Registration or pursuant to a Tag-Along Right or Drag-Along Right) shall be effective unless (x) the Transferee (including a Permitted Transferee pursuant to Section 2.3) shall have executed an appropriate document in form and substance reasonably satisfactory to the Company confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and (ii) the shares shall bear legends, substantially in the forms required by Section 2.6, and (y) such document shall have been delivered to and approved by the Company prior to such Transferee's acquisition of shares of Common Stock.

            2.1.4 Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, no Other Investor shall, at any time, directly or indirectly, Transfer any shares of Common Stock to any Person who is a competitor of the Company or any of its Affiliates or to any Affiliate of such a competitor (other than Transfers to the Company and its Affiliates), unless such Transfer (i) is made in connection with the exercise of a Tag-Along Right pursuant to Section 2.4 or in connection with the exercise of a Drag-Along Right pursuant to Section 2.5, in which event such sale may be effected only in accordance with such Section 2.4 or Section 2.5, as applicable, or (ii) is made in accordance with the terms of this Agreement and is made pursuant to a widely distributed, underwritten public offering registered under the Securities Act (or an underwritten offering pursuant to the exercise of such Other Investor's piggyback registration rights pursuant to Section 3.1(a) hereof) or pursuant to a sale effected through an open market, nondirected broker's transaction pursuant to Rule 144 in which the seller does not know that the buyer is a competitor. For purposes of this provision, the good faith determination of a majority of the entire Board that a proposed Transferee is a "competitor," made within thirty (30) days of written notice to the Board of the proposed Transfer, shall in all respects be conclusive.

            2.2 Compliance with Securities Laws. No Other Investor shall Transfer any shares of Common Stock unless the Transfer is made in accordance with the terms of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or (ii) such Other Investor shall have furnished: (x) the Company with an opinion of counsel, if reasonably requested by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws; and (y) such representations and covenants of such Other Investor as are reasonably requested by the Company.

            2.3 Permitted Transfers.

            2.3.1 FPC Transfers. (a) FPC and any Affiliate of FPC shall be free to Transfer shares of Common Stock to any Person, in whole at any time, or in part from time to time; provided, however, that if such Person is not Affiliate of FPC, such Transfer shall be subject to Section 2.4 and Section 2.5 hereof.

            (b) No Transfer of shares of Common Stock by FPC or an Affiliate of FPC otherwise permitted pursuant to this Section 2.3.1 shall be effective unless the Transferee (whether or not an Affiliate of FPC) shall have executed an appropriate document in form and substance reasonably satisfactory to the Company confirming that the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions.

            2.3.2 Management Investors. The following Transfers by Management Investors of shares of Common Stock shall be deemed permitted pursuant to
Section 2.1.1: (i) to or among such Management Investor's spouse, children, grandchildren or other living descendants, or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Management Investor, spouse or described relatives, and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x) distribute assets to Persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above, and, in any case, all the partners agree, for the benefit of the Company and FPC, not to amend such provisions; (ii) to a legal representative of such Management Investor in the event such Management Investor becomes mentally incompetent or to such Management Investor's personal representative following the death of such Management Investor; and (iii) with the prior written approval of the Company, which approval may be granted or withheld by the Board in its sole and absolute discretion.

            2.3.3 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to clauses (i), (ii) and (iii) of Section 2.3.2 are referred to herein as "Permitted Transferees." Any such permitted Transfer shall be subject to the terms of this Agreement, including compliance with Section 2.1.3.

            2.3.4 Transfer by Permitted Transferees. The restrictions contained in Section 2.1.1 of this Agreement with respect to Transfers by Management Investors of shares of Common Stock shall not apply to any Transfer by a Permitted Transferee of a Management Investor to such Management Investor or to another Permitted Transferee of such Management Investor, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of
Section 2.3.3.

            2.3.5 Other Transfer Restrictions. (a) DLJ agrees that, prior to the consummation of an IPO, no Transfer of Warrants (or shares of Common Stock issued upon exercise thereof) shall be effective if, following such Transfer, there are more than 10 holders of Warrants (or Common Stock issued upon exercise thereof), which securities are required to bear the legend provided in Section 2.6.1(a), without the consent of the Company or Fox Paine.

            (b) The restrictions contained in Sections 2.1.1, 2.4 and 2.5 hereof and the provisions regarding Permitted Transferees contained in this Section 2.3 shall be in addition to and not in lieu or limitation of any restrictions on the ownership or Transfer of shares of Common Stock (including with respect to any Restricted Stock) contained in any stock subscription agreement or employment agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement or other agreement between the Company or any of its Affiliates and any Stockholder; provided, however, that upon the termination of any such agreement or arrangement or lapsing of such restrictions, the restrictions and provisions contained herein shall continue in full force and effect pursuant to this Agreement.

            2.4 Tag-Along Rights.

            2.4.1 Sale Notice. If FPC proposes to sell any of the Common Stock owned by it, other than (a) to an Affiliate of FPC, (b) pursuant to the exercise of a Drag-Along Right pursuant to Section 2.5 of this Agreement, (c) pursuant to a Demand Registration (which affords piggyback registration rights pursuant to Section 3.1) or Piggyback Registration, or (d) following an IPO, sales effected through open market, nondirected broker's transactions pursuant to Rule 144, then FPC shall first give written notice (the "Sale Notice") to the Company and to each of the Other Investors (such Other Investors, being referred to herein as the "Offeree Stockholders"), stating that FPC desires to make such sale, referring to Section 2.4 of this Agreement, specifying the number of shares of Common Stock proposed to be sold by FPC pursuant to the offer (the "Offer Shares"), and specifying the price, the form of consideration and the material terms pursuant to which such sale is proposed to be made.

            2.4.2 Tag-Along Election. Within seven (7) days of the date of receipt of the Sale Notice, each Offeree Stockholder, other than FPC, shall deliver to FPC and to the Company a written notice stating whether the Offeree Stockholder elects to sell a pro rata portion of its Common Stock (equal to (A) the total number of shares of Common Stock owned by such Offeree Stockholder, plus the total number of shares of Common Stock then issuable upon exercise of vested Options or Warrants then exercisable by such Offeree Stockholder, multiplied by (B) a fraction, (i) the numerator of which is the number of Offer Shares and (ii) the denominator of which is the total number of shares of Common Stock held by FPC plus the total number of shares of Common Stock then issuable upon exercise or conversion of any convertible securities, if applicable, then exercisable or convertible by FPC) to such Proposed Transferee on the same terms and conditions as FPC (with respect to each Offeree Stockholder, its "Tag-Along Shares"). An election pursuant to the first sentence of this Section 2.4.2 shall constitute an irrevocable commitment by the Offeree Stockholder making such election to sell such Common Stock to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms contemplated hereby.

            2.4.3 Seller's Rights to Transfer.

            (a) Third Party Sale; Tag-Along Buyer. A sale to a Proposed Transferee pursuant to Section 2.4 shall only be consummated if the Proposed Transferee shall purchase, within 120 days of the date of the Sale Notice, concurrently with and on the same terms and conditions and at the same price as the Offer Shares, all of each Offeree Stockholder's Tag-Along Shares with respect to such sale, in accordance with their elections pursuant to Section
2.4.2 (the "Tag-Along Right").

            (b) Sale Agreement. Each Offeree Stockholder electing to sell Tag-Along Shares (a "Tag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Tag-Along Seller, as such, shall not be required to make any representations and warranties with respect to the Company or the Company's business or with respect to any other seller. In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by the Company or any other seller with respect to the Company or the Company's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (2) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of the Company, (ii) organization, (iii) authority and (iv) conflicts and consents.

            (c) No Liability. Notwithstanding any other provision contained in this Section 2.4.3, there shall be no liability on the part of the Company or FPC in the event that the sale pursuant to this Section 2.4.3 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.4.3 shall be in the sole and absolute discretion of FPC.

            2.5 Drag-Along Right.

            2.5.1 Exercise. If FPC proposes to make a bona fide sale of all of its shares of Common Stock to a Proposed Transferee, pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, FPC shall have the right (a "Drag-Along Right"), exercisable upon fifteen (15) days' prior written notice to the other Stockholders, to require the other Stockholders to sell all of their shares of Common Stock and, at the election of FPC, Options or Warrants (in each case, whether vested or unvested) to the Proposed Transferee on the same terms and conditions and at the same price (in the case of Options or Warrants the purchase price of each Option or Warrant, respectively, shall be equal to the purchase price attributable to the number of shares of Common Stock issuable upon exercise of such Option or Warrant less the exercise price thereof) as FPC.

            2.5.2 Sale Agreement. Each Stockholder selling shares of Common Stock pursuant to a transaction contemplated by this Section 2.5 (a "Drag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such shares of Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Drag-Along Seller, as such, shall not be required to make any representations and warranties with respect to the Company or the Company's business or with respect to any other seller. In addition, each Drag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by FPC in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by the Company or any other seller with respect to the Company or the Company's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale and
(2) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of the Company, (ii) organization, (iii) authority and (iv) conflicts and consents.

            2.5.3 No Liability. Notwithstanding any other provision contained in this Section 2.5, there shall be no liability on the part of the Company or FPC in the event that the sale pursuant to this Section 2.5 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.5 shall be in the sole and absolute discretion of FPC.

            2.6 Additional Provisions Relating to Restrictions on Transfers.

            2.6.1 Legends. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of Common Stock held or owned by such Stockholder or its Transferee, including any certificate representing shares of Common Stock and any certificates representing shares of Common Stock issued upon exercise of Options or Warrants, in any case, subject to the provisions of this Agreement and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.6.3, shall bear endorsements reading substantially as follows:

            (a) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from registration under said Act and applicable state securities laws.

            (b) The securities represented by this certificate are subject to the terms and conditions set forth in a Stockholders' Agreement, dated as of May 14, 1999, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.

            Each outstanding certificate representing shares of Common Stock shall also bear any legend required by the terms of any subscription agreement, the Employment Agreements, the Stock Incentive Plan, the Warrant Agreement or as the Company may otherwise deem appropriate.

            2.6.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of the Company and kept with the records of the Company and shall be made available for inspection by any stockholder of the Company at the principal executive offices of the Company.

            2.6.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.6.1(a) shall cease and terminate as to any particular shares of Common Stock when, in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act. The Company or the Company's counsel, at their election, may request from any Stockholder a certificate or an opinion of such Stockholder's counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in Section 2.6.1(a) from such Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company and its counsel. The restrictions referred to in Section 2.6.1(b) shall cease and terminate as to any particular shares of Common Stock when, in the reasonable opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section
2.6.1 shall cease and terminate when, in the reasonable opinion of counsel for the Company, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of Common Stock, the Stockholder holding such shares shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in
Section 2.6.1.

                                   ARTICLE III

                               REGISTRATION RIGHTS

            3.1 Piggyback and Demand Registrations.

            3.1.1 Piggyback Registrations. If at any time the Company proposes to register for sale by the Company under the Securities Act any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), or any shares pursuant to a Demand Registration under Section 3.1.2, in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act and in an underwritten offering, the Company will each such time promptly give written notice to all Stockholders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of such holders' rights under this Section 3.1 (the "Piggyback Notice"). The Company will use its reasonable best efforts to include, and to cause the underwriter or underwriters to include, in the proposed offering, on the same terms and conditions as the securities of the Company included in such offering, all Registrable Securities that the Company has been requested in writing, within fifteen (15) calendar days after the Piggyback Notice is given, to register by the Stockholders thereof (each such registration pursuant to this Section 3.1.1, a "Piggyback Registration"); provided, however, that (i) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities (or, in the case of a Demand Registration (as defined below), FPC or DLJ (whichever has initiated such Demand Registration), so determines), the Company may, at its election (or, in the case of a Demand Registration where FPC or DLJ (whichever has initiated such Demand Registration), so determines, the Company shall), give written notice of such determination to all Stockholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination by the Company to delay registration of its equity securities (or, in the case of a Demand Registration, FPC or DLJ (whichever has initiated such Demand Registration), so determines), the Company shall be permitted to (or, in the case of a Demand Registration where FPC or DLJ (whichever has initiated such Demand Registration), so determines, the Company shall) delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities (provided that clauses
(i) and (ii) shall not relieve the Company of its obligations under Section 3.1.2). In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.1.1, all Stockholders proposing to distribute their securities pursuant to this Section 3.1.1 shall, at the request of the Company (or, in the case of a Demand Registration, FPC or DLJ (whichever has initiated such Demand Registration)), enter into an agreement in customary form with the underwriter or underwriters. Notwithstanding the foregoing, following an IPO, the Company shall not be obligated to effect registration of Registrable Securities for which Piggyback Registration is requested by an Other Investor if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the requesting Other Investor without registration under Rule 144 under the Securities Act, with such sale not being limited by either the timing or volume restrictions thereunder.

            3.1.2 Demand Registrations. The Company, (i) upon the reasonable request of FPC, from time to time, or (ii) following the consummation of an IPO, upon the reasonable request of DLJ (by the holders of at least 25% of the shares of Common Stock issued or issuable upon exercise of the Warrants) (each such party being an "Initiating Party"), shall use its reasonable best efforts to register under the Securities Act any reasonable portion of Registrable Securities held by the Initiating Party (including, at the election of such Initiating Party, in an underwritten offering) and bear all expenses in connection with such offering in a manner consistent with Section 3.1.3 below and shall enter into such other agreements in furtherance thereof (each such registration pursuant to this Section 3.1.2, a "Demand Registration"), and the Company shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provisions of this Article III) to the Initiating Party and any such underwriters. FPC shall have the right to initiate up to six (6) Demand Registrations pursuant to this Section 3.1.2. DLJ shall have the right to initiate one (1) Demand Registration pursuant to this Section 3.1.2; provided, that the Company shall not be obligated to effect a Demand Registration on behalf of DLJ within nine (9) months of the effectiveness of another registration under this Section 3.1. A registration shall not count as a Demand Registration unless and until the registration statement relating thereto has been declared effective by the SEC and not withdrawn. If any Demand Registration requested by FPC is in the form of an underwritten offering, FPC shall designate the underwriter or underwriters to be utilized in connection such offering. If the Demand Registration requested by DLJ is in the form of an underwritten offering, the Company shall designate an underwriter or underwriters to be utilized in connection such offering, which selection shall be reasonably acceptable to DLJ.

            3.1.3 Expenses. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.1.

            3.1.4 Priority in Piggyback and Demand Registrations. If the managing underwriter for a registration pursuant to this Section 3.1 shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "Section
3.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Company (or, in the case of a Demand Registration, to the Initiating Party), the Company shall include in such offering (i) first, all the securities the Company proposes to register for its own sale, and (ii) second, to the extent that the securities the Company proposes to register are less than the Section 3.1 Sale Number, all Registrable Securities requested to be included by all Stockholders; provided, however, that if the number of such Registrable Securities exceeds (x) the Section 3.1 Sale Number less (y) the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder then holds. If there is any reduction or exclusion of Registrable Securities pursuant to this Section 3.1.4 in connection with a Demand Registration, such registration shall not be deemed to be a Demand Registration for purposes of determining the maximum number of Demand Registrations the Company is obligated to effect pursuant to Section 3.1.2 hereof; provided that the Company shall not be obligated to effect a Demand Registration if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the Initiating Party without registration under Rule 144 under the Securities Act, with such sale not being limited by either the timing or volume restrictions thereunder.

            3.1.5 Underwriting Requirements. In connection with any offering involving any underwriting of securities in a Piggyback Registration, the Company shall not be required to include any Stockholder's Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters as to the quantity, and terms and conditions of inclusion of, such securities as set forth in Section 3.1.1 hereof, and such Stockholders agrees to sell such Stockholder's securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Stockholders, in each case in customary form and substance, which are requested to be executed in connection therewith.

            3.2 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article III, the Company will, as soon as practicable:

            (a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as the Company shall deem appropriate and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

            (c) furnish to each seller of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

            (d) promptly notify each Stockholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any post-effective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

            (e) promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

            (f) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

            (g) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange, or authorized for quotation on Nasdaq, on which similar equity securities issued by the Company are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the NASD;

            (h) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

            (i) make available for inspection by representatives of the selling Stockholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Stockholders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which the Company determines, in good faith, to be confidential and as to which the Company notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public, or (iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to the Company to make such disclosure and the Company has denied such request. Each selling Stockholder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates (or for such Stockholder's business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Stockholder or where such Stockholder knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public. Each selling Stockholder of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

            (j) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included; and

            (k) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Company shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities, or "blue sky," laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it deems necessary or advisable to consummate such distribution, and the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

            Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subclauses (ii) and (iii) of clause (d) of this Section 3.2, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner's receipt of the copies of the supplemented or amended prospectus contemplated by clause (d) of this Section 3.2, and, if so directed by the Company, such beneficial owner will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such beneficial owner's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

            3.3 Indemnification.

            (a) In the event of any registration of any Registrable Securities pursuant to this Article III, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders, members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, fiduciaries, employees and stockholders, members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.

            (b) Each holder of Registrable Securities that are included in the securities as to which any Demand Registration or Piggyback Registration is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 3.3), to the extent permitted by law, the Company, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders, members or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders, members or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such holder or underwriter or qualified independent underwriter, if any, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such holder, underwriter or qualified independent underwriter shall be required to pay pursuant to this
Section 3.3(b) and Sections 3.3(c) and (e) shall be limited to (x) in the case of any such holder, the amount of the gross proceeds received by such holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim and (y) in the case of any such underwriter or qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it pursuant to the registration statement giving rise to such claim.

            (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 3.3 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

            (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 3.3, except to the extent the indemnifying party is prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Section 3.3. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 3.3(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 3.3(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.3(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 3.3(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.3(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 3.3(e) to contribute any amount in excess of (x) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (y) in the case of an indemnifying party that is an underwriter or a qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 3.3(b) and
(c) and this Section 3.3(e), as the case may be, in connection with such offering.

            (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

            (g) The indemnification and contribution required by this Section
3.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            (h) In connection with underwritten offerings, the Company will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.

            3.4 Holdback Agreement.

            (a) If requested in writing by the Company or the underwriter, if any, of any offering affording Stockholders registration rights pursuant to
Section 3.1 (whether or not some or all of such Stockholder's Registrable Securities are subject to a cutback pursuant to Section 3.1.4 of this Agreement), including without limitation an IPO, each Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) within fourteen (14) days before or 180 days after the effective date of a registration statement affording Stockholders registration rights pursuant to Section 3.1 (including where subject to a cutback pursuant to Section 3.1.4 of this Agreement).

            (b) If requested in writing by the underwriter of any offering in connection with a Demand Registration, the Company agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee or director benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company) of any Registrable Securities or any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within fourteen
(14) days before or 180 days after the effective date of a registration statement filed in connection with a Demand Registration, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

            3.5 Deferral. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to prepare and file, or cause to become effective, any registration statement pursuant to Section 3.1.2 hereof at any time when, in the good faith judgment of the Board, the filing thereof at the time requested or the effectiveness thereof after filing should be delayed to permit the Company to include in the registration statement the Company's financial statements (and any required audit opinion thereon) for the then immediately preceding fiscal year or fiscal quarter, as the case may be. The filing of a registration statement by the Company cannot be deferred pursuant to the provisions of the immediately preceding sentence beyond the time that such financial statements (or any required audit opinion thereon) would be required to be filed with the SEC as part of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, if the Company were then obligated to file such reports. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file a registration statement, or cause a registration statement previously filed pursuant to
Section 3.1 to become effective, and may suspend sales by the holders of Registrable Securities under any registration that has previously become effective, at any time when, in the good faith judgment of the Board, it reasonably believes that the effectiveness of such registration statement or the offering of securities pursuant thereto would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto; provided that deferrals pursuant to this sentence shall not exceed, in the aggregate, 180 days in any calendar year. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the rights of holders of Registrable Securities to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 15 days after the abandonment or 30 days after the consummation of any of the foregoing proposals or transactions, unless invoked under new circumstances.

                                   ARTICLE IV

                      MANAGEMENT INVESTORS' PUTS AND CALLS

            4.1 Call Rights. If, prior to the consummation of an IPO, a Management Investor dies or the Management Investor's employment by the Company terminates for any reason (including due to a Disability, as defined in such Management Investor's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of such disability), the Company shall have the right, at its election, to purchase all (but not less than all) of the Management Investor's shares of Common Stock (including any shares held by its Permitted Transferees) within six (6) months after such termination, or fifteen (15) months after such termination in the case of death of the Management Investor (with respect to any shares of Common Stock acquired after such termination or death upon the exercise of Options held by the Management Investor, such period to run from the date of exercise) at a price equal to (A) in the case of any termination other than by the Company for Cause (as defined in such Management

Investor's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of such cause), the aggregate Fair Market Value of such Common Stock determined as of, in all cases other than the death of the Management Investor, the date such termination is effective and, in the case of the Management Investor's death, as of the date of death, and (B) in the case of termination by the Company for Cause, the lower of (1) the aggregate Fair Market Value of such Common Stock as of the date the termination is effective and (2) the product of (x) the number of shares of Common Stock and (y) the Cost Per Share (subject to adjustment to reflect any adjustments to the Common Stock made to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, as the Company reasonably shall deem fair and appropriate). The Company shall pay the purchase price in cash to the extent that (x) subsidiaries of the Company are permitted to dividend the funds for such purchase to the Company (a "Subsidiary Dividend") (under both applicable law and the indebtedness of the Company and its Affiliates) and (y) the Company is permitted to purchase such shares for cash (under both applicable law and such indebtedness). The Company shall fund any amount not permitted to be funded through a Subsidiary Dividend or to be used to purchase such shares with a Buy-Out Note. The Board may, in its discretion, assign the rights and obligations of the Company under this Section 4.1 to any other Person, but no such assignment shall relieve the Company of its obligations hereunder to the extent not satisfied by such assignee.

            4.2 Put Rights. Subject to any waiver of the rights provided in this
Section 4.2 contained in the Employment Agreement of any Management Investor, if prior to the consummation of an IPO, a Management Investor dies or the Management Investor's employment by the Company is terminated by the Company for any reason (including due to a Disability, as defined in such Management Investor's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of such disability), the Management Investor or the Management Investor's legal representative or trustee, as the case may be, shall have the right, within three (3) months after such termination is effective (or one year after the date of death in the case of the Management Investor's death), to require the Company to purchase all (but not less than all) of the Management Investor's Common Stock (including any shares held by its Permitted Transferees) at a price equal to (A) in the case of termination by reason of death or Disability, the Fair Market Value thereof determined as of the date of death (in the case of termination due to death) or the date such other termination is effective and (B) in the case of termination by the Company for any other reason, the lower of (1) the aggregate Fair Market Value of such Common Stock and (2) the product of (x) the number of shares of Common Stock and (y) the Cost Per Share (subject to adjustment to reflect any adjustments to the Common Stock made to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, as the Company reasonably shall deem fair and appropriate). To the extent the funds for such purchase are permitted under the indebtedness of the Company and its Affiliates and applicable law to be funded through a Subsidiary Dividend and to be used to purchase such shares, the Company shall pay the purchase price in cash. The Company shall pay any amount not permitted to be funded through a Subsidiary Dividend or to be used to purchase such shares with a Buy-Out Note. The Board may, in its discretion, assign the rights and obligations of the Company under this Section 4.2 to any other Person, but no such assignment shall relieve the Company of its obligations hereunder to the extent not satisfied by such assignee.

                                    ARTICLE V

                                  MISCELLANEOUS

            5.1 Effectiveness; Term. (a) This Agreement shall become effective (the "Effective Date") simultaneously with the closing of the first of the Acquisitions.

            (b) The rights and obligations of, and restrictions on, the Stockholders under Article II of this Agreement shall terminate when (i) FPC and its Affiliates no longer hold in the aggregate at least 20% of the fully diluted shares of Common Stock then outstanding or (ii) with respect to any Warrants or shares of Common Stock issued upon exercise thereof only, following consummation of an IPO, such Warrants or shares of Common Stock issued upon exercise thereof are no longer required to, and do not, bear the legend provided in Section 2.6.1(a). Notwithstanding the foregoing, in the event the Company enters into any agreement to merge with or into any other Person or adopts any other plan of recapitalization, consolidation, reorganization or other restructuring transaction as a result of which the Stockholders and their respective Permitted Transferees (including FPC and any Affiliates thereof) shall own less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate.

            (c) Notwithstanding anything in Section 5.1(b) to the contrary, the provisions contained in Article III hereof shall continue to remain in full force and effect until the earlier to occur of the twentieth anniversary of the date hereof and the date on which there are no longer any Registrable Securities outstanding or issuable or thereafter available for or subject to issuance to any Stockholder upon exercise or conversion of any options, warrants, rights or other convertible securities; provided, however, that the provisions of Section
3.3 hereof shall survive termination pursuant to Section 5.1(b) or (c) of this Agreement.

            5.2 No Voting or Conflicting Agreements. Prior to an IPO, no Other Investor shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Common Stock nor, at any time, shall any Other Investor enter into any stockholder agreements or arrangements of any kind with any Person with respect to the Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Other Investors or holders of Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock inconsistent with the provisions of this Agreement. No Other Investor shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

            5.3 Composition of the Board of Directors. (a) Immediately following the Effective Date, the Board shall consist of four (4) members, three (3) of which shall be designated by FPC. The parties recognize that following the Effective Date, as owner of more than a majority of the Common Stock, FPC has the power to alter the composition of the Board in accordance with the Company's By-Laws. In addition, for as long as FPC owns any of the Common Stock of the Company, it shall be entitled to designate such percentages of the members of the Board as shall, as nearly as possible, equal its percentage ownership of the voting stock of the Company, but in any case, at least one member of the Board shall be designated by FPC. Each of the Stockholders other than FPC entitled to vote in the election of directors to the Board agrees that it shall vote its Common Stock or execute consents, as the case may be, and take all other necessary action (including causing the Issuer to call a special meeting of Stockholders) in order to ensure that the composition of the Board is as set forth in this Section 5.3.

            5.4 Approval of Stock Incentive Plan by Stockholders. The Stockholders by their execution of this Agreement, hereby approve the Stock Incentive Plan, a copy of which is attached hereto as Exhibit A.

            5.5 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5.5 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

            5.6 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, by overnight courier or by first-class mail, postage prepaid and either certified or registered, in either case, return receipt requested, or by telecopy, addressed to the Company at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 5.6, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

            5.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Stockholder or any Affiliate thereof or any Transferee of any Stockholder shall acquire any shares of Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

            5.8 Recapitalizations and Exchanges Affecting Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock or equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Common Stock, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Upon the occurrence of any of such events, numbers of shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board.

            5.9 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

            5.10 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

            5.11 Amendment. This Agreement may not be amended or supplemented except by an instrument in writing signed by the Company and by Stockholders holding a majority of the then outstanding shares of Common Stock held by all Stockholders; provided that any amendment, supplement or modification of this Agreement which adversely affects the rights and obligations of any Stockholder or group of Stockholders (the "Affected Holders") differently than those of the other Stockholders shall also require the approval of Affected Holders holding a majority of the outstanding shares of Common Stock held by all such Affected Holders; provided further, the foregoing proviso notwithstanding, any amendment, supplement or modification of this Agreement that adversely affects the Other Investors (or a group thereof, including the Management Investors, as a group, and DLJ, as a group) as a class may be approved by Other Investors (or members of such group, as the case may be) holding Common Stock, Options or Warrants, which together represent a majority of the sum of the total number of (x) the shares of such Common Stock and (y) the shares of Common Stock issuable upon exercise of such Options or Warrants held by all the Other Investors (or such group, as the case may be). The foregoing notwithstanding, (i) the Company, without the consent of any other party hereto, may amend Schedule I and the signature pages hereto, in order to add any Other Investor or any other party that becomes a holder of Common Stock or securities convertible into or exercisable for Common Stock and (ii) FPC and the Company may amend Article III of this Agreement (other than in a manner that would materially reduce the Other Investors' rights or materially increase the Other Investors' obligations with respect to Piggyback Registrations) without the agreement or consent of any Other Investor.

            5.12 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            5.13 Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Certificate or the by-laws of the Corporation (the "By-Laws") in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet within thirty (30) days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Certificate and By-Laws, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the stockholders of the Company entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

            5.14 Complete Agreement; Counterparts. This Agreement (together with the Acquisition Agreements, the Stock Incentive Plan, the Warrant Agreement, the Subscription Agreements, the Employment Agreements, the Management Agreement and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            5.15 Approval of Management Agreement by Stockholders. The Stockholders by their execution of this Agreement, hereby (i) approve the payment by the Company to Fox Paine & Company, LLC ("Fox Paine") of certain fees in connection with the consummation of each of the Acquisitions and certain fees in connection with the provision of ongoing services to the Company, and (ii) approve and adopt the Management Agreement to be entered into by and between the Company and Fox Paine.

            5.16 Certain Transactions. The parties hereto agree that Fox Paine shall have the exclusive right to perform all consulting, financing and investment banking and similar services for the Company and its subsidiaries, for customary compensation and on other terms that are customary for similar engagements with unaffiliated third parties, and neither the Company nor its subsidiaries shall engage any other Person to perform such services during the term of this Agreement except to the extent that Fox Paine shall consent thereto or shall decline, at its sole election, to perform such services.

            5.17 No Third Party Beneficiaries. The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person (other than any indemnified party with respect to Section 3.3) shall have any third party beneficiary or other right hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.


                                    ALEC HOLDINGS, INC.


                                    By:/s/ Michael E. Holmstrom
                                       -------------------------------
                                       Name: Michael E. Holmstrom
                                       Title: Senior Vice President and Chief
                                              Financial Officer

                                    FOX PAINE CAPITAL FUND, L.P.,
                                       By Fox Paine Capital Fund, LLC, its
                                       General Partner


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President

                                    FPC INVESTORS, L.P.,

                                    By Fox Paine Capital, LLC, its General
                                       Partner


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President

                                    ALEC COINVESTMENT FUND I, LLC,

                                    By Fox Paine Capital, LLC, its Manager


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President


                                    ALEC COINVESTMENT FUND II, LLC,

                                    By Fox Paine Capital, LLC, its Manager


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President


                                    ALEC COINVESTMENT FUND III, LLC,

                                    By Fox Paine Capital, LLC, its Manager


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President

                                    ALEC COINVESTMENT FUND IV, LLC,

                                    By Fox Paine Capital, LLC, its Manager


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President


                                    ALEC COINVESTMENT FUND V, LLC,

                                    By Fox Paine Capital, LLC, its Manager


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President


                                    ALEC COINVESTMENT FUND VI, LLC,

                                    By Fox Paine Capital, LLC, its Manager


                                    By:/s/ W. Dexter Paine, III
                                       -------------------------------
                                       Name: W. Dexter Paine, III
                                       Title: President

                                    DLJ INVESTMENT PARTNERS, L.P.,

                                    By DLJ Investment Partners, Inc.,
                                       Managing General Partner


                                    By:/s/ Ivy Dodes
                                       -------------------------------
                                       Name: Ivy Dodes
                                       Title: Vice President


                                    DLJ INVESTMENT FUNDING, INC.


                                    By:/s/ Ivy Dodes
                                       -------------------------------
                                       Name: Ivy Dodes
                                       Title: Vice President


                                    DLJ ESC II L.P.

                                    By: DLJ LBO Plans Management
                                        Corporation, its General Partner

                                    By:/s/ Ivy Dodes
                                       -------------------------------
                                       Name: Ivy Dodes
                                       Title: Vice President


                                    CHAMER CORPORATION


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                       /s/ Charles E. Robinson
                                       -------------------------------
                                              Charles Robinson
                                            Management Investor
                                           29417 N.W. 11th Avenue
                                        Ridgefield, Washington 98642


                                       /s/ James H. Huesgen
                                       -------------------------------
                                              James H. Huesgen
                                            Management Investor
                                            10933 NE 42nd Avenue
                                        Vancouver, Washington 98686


                                       /s/ Wesley E. Carson
                                       -------------------------------
                                              Wesley E. Carson
                                            Management Investor
                                            1311 NW 86th Street
                                        Vancouver, Washington 98665


                                       /s/ Michael E. Holmstrom
                                       -------------------------------
                                            Michael E. Holmstrom
                                            Management Investor


                                       /s/ Wayne Graham
                                       -------------------------------
                                                Wayne Graham
                                            Management Investor
                                             3449 Chelan Drive
                                          West Linn, Oregon 97068

                                    CHAMER COMPANY, INC.
                                    (the correct name of Chamer Corporation), as an Other Investor


                                    By:/s/ William H. Bittner
                                       -------------------------------
                                       Name: William H. Bittner
                                       Title: President